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                                                                   EXHIBIT 10.31

[LOGO]


                        GOLD TERM SUBSCRIPTION AGREEMENT

WELCOME to autobytel.com inc.'s family of accredited motor vehicle dealers. This Agreement is entered into by and between autobytel.com inc., a Delaware Corporation, with its principal place of business at 18872 MacArthur Blvd., Irvine, California 92612 ("ABT"or "Us" or "We" or "Our") and [LEGAL NAME], a(n) [INC ST] [ENTITY] dba [DBA] with its principal place of business at [ADDRESS], [CITY], [ST] [ZIP]("Dealer" or "You" or "Your"). (ABT and
Dealer, each a "Party" hereunder are sometimes collectively referred to herein as the "Parties.")

        In consideration of the following mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ABT and Dealer, on their own behalf and on behalf of each of their "d.b.a." operation(s) set forth in Appendix "A" attached hereto, intending to be legally bound hereby, warrant, covenant and agree as follows:

I.  OUR COMMITMENT TO YOU:

1. ABT promises to provide an Internet-based marketing program and Online services to attract potential purchasers to HTTP//WWW.AUTOBYTEL.COM, (THE "WEBSITE");

2. ABT promises to advertise in national markets the general services offered to consumers through ABT;

3. ABT promises to use best efforts to promptly forward to You information regarding an identified potential purchaser whose purchase/lease request emanated from within Your assigned Primary Market Area (PMA);

4. ABT promises to provide You with technical support during regular business hours (Pacific Standard Time) to assist You and/or Your representative(s) in the use of Our products and services. Except where otherwise informed by the technical support staff at the time services are requested, this service is free of charge. As some services require substantial time and effort to complete, ABT reserves the right to institute supplemental charges for some services without prior notification;

5. We promise to provide consumers with assistance and support through Our Customer WOW! Program, during normal business hours (Pacific Standard
     Time);

6. We agree, subject to individual state law restrictions, to continue to develop, maintain, and enforce uniform Customer Service Standards that will be implemented by Our subscribing dealers. To meet such a commitment, ABT reserves the right to amend the Customer Service Standards from time to time to modify, eliminate or impose additional Customer Service Standards as the law or the changing business climate may dictate;

7. We promise to promptly notify Dealer in writing of any revisions to the Customer Service Standards outlined herein. We will not impose amendments or additions to Our Customer Service Standards unless they are applied to all subscribing dealers within Your state;

8. We promise to use best efforts to effectively communicate mutually beneficial information relating to the ABT products and services provided during the term of this subscription;

9. ABT shall use its best efforts to provide prompt transmission of data to Dealer, but shall not be liable for any unintentional loss of data, delays or errors in transmitting data, nor shall We be liable for any damages arising from any data loss, delay, or error;

10. We are responsible to maintain Our own equipment at Our sole expense and will assume all responsibility for loss, damage, and maintenance to Our own equipment;

11. We hereby grant to You a nonexclusive, non-transferable license that will allow up to two simultaneous users to access Our proprietary Dealer Real Time (DRT) information communications system to receive Purchase Requests;

12. NEW VEHICLE EXCLUSIVE PRIMARY MARKET ASSIGNMENT ("PMA"): You have been assigned an exclusive market area for the subscribed new vehicle franchises of [FRANCHISES]. This exclusive area effects new vehicle Purchase Requests only. The U.S. Postal Code description of this PMA assignment is set for in Exhibit "A" attached to this Agreement and incorporated herein by this reference. ABT has sole and complete authority to define Your PMA. Your exclusive PMA will remain in effect for six (6) months without the possibility of adjustment. ABT reserves the right to conduct a market representation study to determine the effectiveness of Your PMA at least once during the term of this Agreement. ABT in their sole discretion may use the results of these studies to among other things, evaluate the market value of Your PMA and Your effectiveness in servicing purchase requests from Your PMA. ABT reserves the right to adjust Your PMA as necessary following such studies by providing You with not less than thirty-(30) days written notice of the pending change;

13. TERM: This Agreement shall be for a term of twelve (12) months, unless terminated earlier pursuant to Section 14. Upon the mutual consent of Dealer and ABT, this Agreement may be extended at ninety-(90) day intervals, up to a maximum of one (1) year. Such consent shall be evidenced in writing, signed by each Party hereto. If Dealer shall meet the qualifications for the Platinum level Agreement at any time during the term of this agreement or any extension thereof, Dealer may be converted at the end of the twelve-month term to an extended Platinum Term Subscription for an additional five (5) years. In the event Dealer shall fail to qualify for a Platinum Term Subscription agreement at the end of the last available extension, this agreement shall terminate;

14.  ABT MAY TERMINATE THIS AGREEMENT:

     (a) immediately for any breach of this Agreement by You which is not cured within ten (10) days after You receive written notice of the breach from Us;

     (b) immediately if any fees due ABT under this Agreement are unpaid and outstanding more than thirty (30) days after ABT makes a written request for payment;

     (c) immediately, if Dealer is guilty of willful misconduct in the performance of its duties under this Agreement;

     (d) immediately upon a finding of dealer's violation of state or Federal law or conviction for such violation, whether administratively, civilly, or criminally;

     (e) Immediately upon discovery of Dealers' sale or transfer of all or substantially all of its dealership assets and /or management and control.

     (f) immediately if an order for liquidation against You is entered and not stayed in a bankruptcy proceeding;

     (g) upon sixty (60) days' written notice to You regarding poor overall performance, including but not limited to such areas as unsatisfactory Purchase Requester contact rates, poor overall customer satisfaction, poor Overall Satisfaction Index (OSI) rating.

15. TAXES: We shall be responsible for paying all taxes imposed upon Us by reason of the compensation paid to Us for providing services to You under this Agreement.

16.  INDEMNIFICATION:

     We promise to indemnify and hold You and Your subsidiaries and/or affiliates and Your respective members, managers, directors, officers, employees, harmless against any and all losses, liabilities, claims, awards, damages, judgments, settlements, and costs, including fees and expenses, arising out of Our negligence or wrongful conduct, or arising out of or related to any third Party claim arising out of or related to Our negligence or wrongful conduct, or from any other act done or omitted to be done by Us in executing the terms of this Agreement.

II.  YOUR COMMITMENT TO US:

1. At all times during the term of this Agreement, You and/or Your designated representatives will abide by the terms of this Agreement and will perform the duties as set forth herein, in accordance with the terms of this Agreement.

2. Your Dealer Principal and General Manager will actively participate in the application, implementation, and operation of the ABT service system within the dealership(s).

3. You understand and agree that You are responsible for all internal costs, if any, associated with implementation of Our systems and services within Your facilities.

4. You will dedicate at least one (1) key employee to be responsible for the new vehicle program and at least one (1) key employee to be responsible for the Certified Pre-Owned CyberStore(R) program, if so elected. This person(s) will be empowered to act as a liaison between ABT and Dealer. This person(s) shall be referred to as the "ABT Manager." You promise to notify Us in writing within ten (10) days with the identity of any newly designated ABT Manager.




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5.   You will make Your ABT Manager(s) available to Us for training upon reasonable request and notice, Your Dealer Principal and General Manager agree to participate in at least one (1) ABT-U Basic Training program offered by ABT either at the dealer's facility or at an offsite facility offered by ABT, within One Hundred Twenty (120) days from the date of this Agreement. ABT shall reserve for You, free of tuition costs, two (2) seats for ABT Manager Training and one seat per Dealer Principal and GM per franchise per year at an ABT-U Basic Training course. Additional seats may be purchased at a cost of [ ] per seat. Dealer will ensure that each ABT Manager will attend at least one ABT Phone Training Session prior to activating our services and (1) ABT-U Basic training course within ninety
     (90) days from the date of this agreement. Dealer understands that ABT will not forward Purchase Requests under this Agreement until such time as The ABT Manager Phone Training has been completed. ABT may suspend Purchase Requests in the event all ABT-U Basic Training has not been completed by the qualified ABT Manager(s), Dealer, and GM within the time frames stated herein. Until such time as Dealer's compliance with this term has been confirmed by ABT, ABT is hereby granted express authority and permission to re-route any Purchase Requests received from Dealer's PMA to the nearest qualified ABT subscribing dealer for the subject vehicle make, without prior notice to Dealer.

6. You will set aside and designate an exclusive work area within Your dealership wherein the ABT Manager(s) may perform his/her/their duties under this Agreement.

7. When working with each Purchase Requester provided to You through Our service system, You will, at all times, act in good faith and in accordance with state and federal laws.

8. You promise to reasonably participate in ABT's program offerings, including any programs or services developed in the future.

9. Dealer shall contact one hundred percent (100%) of the Potential Purchasers within one (1) business day of Dealer's receipt of the inquiry from ABT. ABT retains the right to re-route to another accredited ABT dealer, at any time, any Purchase Requester(s) not contacted by You, without prior notice; and

10. Dealer's initial response shall be by telephone or e-mail and shall confirm receipt of the Purchase Request. Dealer shall at the same time, but in no event more than two (2) business days following receipt of the Purchase Request, disclose all of the following information (the "Dealer Information"):

     (a)  the availability of the vehicle inquired about;

     (b)  the manufacturer's suggested retail price (MSRP) of the vehicle;

     (c)  availability of all requested options;

     (d) the complete price that You will sell or lease the vehicle to the Potential Purchaser, including all options requested, preparation fees, destination fees and/or advertising costs or charges not otherwise included in the vehicle price;

     (e) all relevant financing terms and conditions which may apply to the purchase or lease transaction requested;

     (f) all other terms, costs and conditions required by law to be disclosed to prospective purchasers; and

     (g) ABT retains the right to re-route any Purchase Request(s) to another accredited ABT Dealer in the event the information called for in this section II(12) are not completely disclosed to a Purchase
          Requester(s).

11. You agree to maintain an Overall Satisfaction Index (OSI) score as measured by ABT at a level that is equal to or above the regional average for comparable make dealers in Your PMA area. OSI is a quarterly scoring method which measures and ranks performance by comparing Dealer's average Purchase Request contact ratio, actual sales completed from Purchase Requests provided, the number of finance transactions completed through ABT, and customer service ratings as provided by customer surveys, with those of other similarly situated Dealers within a region. A satisfactory OSI is material to Your ability to receive a Platinum Term Continuation Agreement. In the event Dealer's performance does not meet the requirements for a Platinum Term Continuation Agreement, ABT in their sole their discretion may extend the terms of this Gold Term Subscription Agreement as specified in Section Section I (13) herein.

12. You promise that all Dealer Information, including the price, that You transmitted to a Potential Purchaser shall be valid and be binding on Dealer for a period of seven (7) days after its transmittal, provided the identified vehicle still remains available for sale. If You relied on a manufacturer sponsored program when quoting Your pricing, terms, incentives or availability of vehicles, the time period in which the Dealer Information must be valid shall coincide with the termination date of the Manufacturer's program or seven (7) days, whichever is less. If the offer time is less than seven (7) days for the above reason, You promise to include a statement in the Dealer Information informing the Prospective Purchaser of any reduction in the time period as set forth above. You agree that any claim for damages or loss arising out of Your failure to inform Potential Purchasers of all Dealer Information required by this section shall be borne solely by You and not ABT.

13. You promise to adopt and abide by revisions to any Customer Service Standard no later than thirty (30) days following notification of a change, even though they may require additional work or expense to implement.

14. You promise to use best efforts to effectively communicate mutually beneficial information relating to the ABT products and services provided during the term of this subscription.

15. You agree to update, on a weekly basis, Your sales data in the Dealer Real Time(R) System indicating the number and names of Potential Purchasers who purchased or leased vehicles from You through Our system. You agree to include in Your data, the number of those vehicles financed and amount financed and such other related data as may from time to time be requested.

16. You agree to provide at Your own expense, dedicated access to an IBM compatible personal computer with Internet access and related equipment that meets or exceeds the minimum specifications published from time to time, by ABT. You are solely responsible for ensuring that your computer system is in compliance with all-relevant "Year 2000" specifications. Upon request, you agree to provide Us with written assurances regarding your compliance with this provision.

17. In addition to the personal computer outlined above, You agree to provide at Your own expense, a dedicated workstation that is at a minimum, comprised of a desk, a compatible printer, telephone, and other office supplies and equipment as may be necessary to receive and properly implement at Your dealership, the services contemplated by this Agreement.

18. You are responsible to maintain Your own equipment at Your sole expense and will assume all responsibility for loss, damage, and maintenance to Your own equipment.

19. You understand that ABT services are free of charge to a Purchase Requester. You or any employee/agent of You, are expressly prohibited from representing to any Purchase Requester, in any manner, either orally or in writing, the existence of any charge or fee to be paid to You or to You on behalf of ABT by reason of their using Our services to facilitate the Purchase or Lease of any vehicle from You.

20. DEALER REAL TIME SYSTEM(R)U.S.PAT.PEND. (DRT): You agree to actively utilize the DRT information system in the daily implementation of the services contemplated by this Agreement. As an express condition of the license hereby granted to You by ABT, You are prohibited from reselling, loaning or otherwise sharing the use of Your password with anyone not subject to this contract.

21. ABT ACCEPTANCE CORPORATION PRE-APPROVED FINANCING: Through Our affiliate, Autobytel Acceptance Corporation, a Delaware Corporation ("ABTAC"), We offer pre-approved, third-party, low-cost financing programs on Our website for consumers from commercial lending sources arranged by ABTAC or through federal credit unions under contract with ABTAC (the "Financing Arrangements"). To accommodate Purchase Requesters who are pre-approved for financing through ABTAC's lenders and to participate in the financial rewards offered by these financing programs, You must apply on Your own to each lender for a Dealer Participation Agreement and receive approval from each lender independently. If You do not participate with ABTAC's lenders, You will still receive Purchase Requests however, Purchase Requesters will be notified that You are not participating in Our financing programs and We will be providing them with alternative lending options, including but not limited to direct lending, if available. If You are approved by each lender as a participating Dealer, You agree to honor the following commitments to Our financing program:

     a. You promise to maintain a loan-closing ratio of at least ten percent (10%) for those loans pre-approved by ABTAC lenders.

     b. You promise that You will use best efforts to re-solicit for an application to ABTAC finance programs to at least ten percent (10%) of the non-credit Purchaser Requesters forwarded to You by ABT.

     c. You promise that You or any one in Your employment will not intentionally disparage or otherwise mislead the customer as to the terms and conditions of Our Financing Arrangements.


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     d.   When a Purchase Requester has been pre-approved at Our lender's prevailing buy rate or at a credit union under contract with ABT for Our financing, You promise that You will not actively solicit the Purchase Requester to convert to an independently promoted loan program offered through Your dealership. Violation of this section will be considered a breach of this contract and subject this Agreement to termination in accordance with the terms outlined in this Agreement.

     ABT, in many cases, has arranged for You to be compensated for Your participation in ABTAC arranged finance programs. This compensation, if available, will come directly from the lender and not ABT or ABTAC. Any disagreement regarding the terms and conditions of a lender's Participation Agreement shall be dealt with exclusively between You and the lender. Neither ABT nor ABTAC makes any guarantee that You will receive compensation from any lender. ABTAC uses its best efforts to negotiate advantageous terms for Our subscribing dealers and will, from time to time, add or delete lenders, including banks, credit unions, thrift and loans and other sources to benefit You and the Purchase Requester.

22. CERTIFIED PRE-OWNED CYBERSTORE(R) PARTICIPATION ELECTION (OPTIONAL): Your participation in Our used vehicle program is optional and there is an additional charge for this service. The terms and conditions of Your participation in this program are set forth separately in Appendix "B" attached to this Agreement and incorporated herein by this reference.

23. AFTERMARKET ACCESSORIES (OPTIONAL): Your participation in Our Aftermarket Accessory program is optional and there is an additional charge of [ ] dollars per Purchase Request wherein Aftermarket Accessory items are requested. The terms and conditions of Your participation in this program are set forth separately in attached Appendix "C" to this Agreement and incorporated herein by this reference.

24. COMPENSATION TO ABT: You promise to pay ABT a monetary fee comprised of an initial start-up fee and a monthly subscription fee as follows:

          [SIGN UP FEE WRITTEN] Dollars ($[SIGN UP FEE]) as an initial start-up fee. Of this fee, [ ] shall be allocated to the DRT initial start-up fee, receipt of which is hereby acknowledged. As additional ongoing consideration, You agree to pay ABT the amount of [MONTHLY FEE WRITTEN] ($[MONTHLY FEE]) as a total monthly subscription fee, which is due and payable in advance on the first day of every calendar month. The total monthly amount due shall be allocated as follows: DRT Access Fee, [ ]; Certified Pre-Owned CyberStore(R), [UCC MONTHLY]; [MAKE 1], [MAKE 1 MONTHLY] [MAKE 2] [MAKE 2 MONTHLY] [MAKE 3] [MAKE 3 MONTHLY] [MAKE 4] [MAKE 4 MONTHLY] [MAKE 5] [MAKE 5 MONTHLY]

     The amount of fees charged for your subscription is determined by several factors, including but not limited to your geographical location, the franchise make of vehicle you offer through this subscription, population concentrations, per capita vehicle registrations for your PMA, and ABT's Seasonal Annual Adjusted Rate (SAAR) percentage share of national retail vehicle sales for the year in question. The above stated fees shall remain unchanged during the first six (6) months of this Gold Term Agreement. Thereafter, ABT, in Our sole discretion, may change the fee charged to You upon thirty- (30) days written notice, however, in no event shall more than two (2) such fee changes take place within the initial twelve-(12) month term of this Agreement. In the event this Gold Term Subscription agreement is extended pursuant to section Section I(13), ABT reserves the right to change the fee, with thirty (30) days written notice to You according to Section Section IV(4) below. Payments received more than thirty (30) days following the invoice date shall be subject to a late fee of $25.00 and shall incur interest charges on the balance due at an annual percentage rate of eighteen (18.0%) percent per annum. ABT reserves the right to suspend services for any payment sixty (60) days or more past due until the account is brought current.

     The first month's total fee and initial sign-up fee is due and payable concurrently with the execution of this Agreement, receipt of which is hereby acknowledged. All fees paid to ABT under this Agreement are deemed earned upon the execution of this Agreement or delivery of services whichever occurs first. All fees paid to ABT pursuant to this Agreement are non-refundable regardless of circumstances.

25.  DEALER MAY TERMINATE THIS AGREEMENT :

     (a) immediately, if an order for liquidation against ABT is entered and not stayed in a bankruptcy proceeding;

     (b) immediately, if ABT is guilty of willful misconduct in the performance of its duties under this Agreement; or

     (c) immediately for any breach of this Agreement by You which is not cured within ten (10) days after You provide written notice of the breach to Us; or

     (d) immediately upon a finding of Dealer's violation of state or Federal law or conviction for such violation, whether administratively, civilly, or criminally;

     (e)  upon thirty (30) days written notice in accordance with Section
          Section IV(4) of this Agreement following the effective date of any adjustment in Dealer's PMA pursuant to Section Section I(12) of this agreement;

     (f)  upon thirty (30) days written notice in accordance with Section
          Section IV(4) of this Agreement following the effective date of any increase in Dealer's monthly Subscription fee pursuant to Section
          Section II(24) of this agreement;

     (g)  upon thirty (30) days written notice in accordance with Section
          Section IV(4) of this Agreement, for any reason on or after the last day of the sixth (6) month from the date of this agreement.

     (h) Under no other circumstances may Dealer terminate this Agreement without the prior written consent of ABT's then Chief Operating Officer.

26. TAXES: You are solely responsible for paying all taxes (local, state and federal) imposed as a result of the sale or lease of any vehicle(s). In the event We are required to collect and/or pay any taxes by reason of a consumer's purchase or lease of a vehicle from You through the services ABT provides to You, You agree to promptly reimburse Us for those taxes We were required to pay within ten (10) days following receipt of written notification from ABT.

27. INDEMNIFICATION: You promise to indemnify and hold harmless Us and Our subsidiaries and/or affiliates and Our respective members, managers, directors, officers, employees, and agents against any and all losses, liabilities, claims, awards, damages, judgments, settlements, and costs, including fees and expenses, arising out of or related to Your negligence or wrongful conduct, or arising out of any third-party claim, including, but not limited to, any claim for damages by any person or entity regarding the purchase, lease and/or finance of a motor vehicle from Dealer or resulting from Dealer's utilization of ABT's services, or from any other act done or omitted to be done by Dealer in executing the terms of this Agreement. In the event We are served with notification of action or suit against You, We will promptly notify You of such claim.

     You promise to defend at Your sole cost and expense, all such claims, actions, lawsuits, or proceedings. In all events, ABT, in its sole discretion, shall have the right to participate in the defense of any such action through counsel of its own choosing at ABT's sole expense. In the event You are served with notification of action or suit against Us, You promise to promptly notify Us of such claim(s), and ABT, in its sole discretion, shall defend all such actions or suits through counsel of Our own choosing.




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IV.  GENERAL TERMS & CONDITIONS:

1. WARRANTY LIMITATION: ABT does not guarantee or warranty the performance of the services provided hereunder including but not limited to the number of Purchase Requests or vehicle sales/leases Dealer may receive from Our service. You specifically waive all warranties, expressed or implied, arising out of or in connection with the services to be provided by ABT hereunder. Specifically excluded are all warranties, expressed or implied, including but not limited to, merchantability and fitness for a particular purpose. In no event shall ABT be liable for any loss of business profits or for any consequential, incidental, punitive or similar damages, or for any third-party claims of damages, even if advised of the possibility of such damages.

2. NO WAIVER: The failures of either Party to exercise in any respect any right provided for herein shall not be deemed a waiver of any right hereunder.

3. INDEPENDENT CONTRACTOR ARRANGEMENT. The relationship created by this Agreement between ABT and Dealer is intended to be and shall for all purposes hereunder be considered as an independent contractor. Nothing contained in this Agreement and/or any Appendices or Amendments hereto shall be construed as intending, creating or constituting a franchise, partnership, agency, or joint venture between ABT and Dealer.

4. NOTICES: All notices and requests in connection with this Agreement and/or any Appendices and/or Amendments hereto shall be given or made upon the respective Parties in writing and shall be deemed given by any of the following means 1) on the day deposited in the U.S. mail, postage prepaid, and addressed as designated at the top of this Agreement, or to such address as the Party to receive the notice or request so designates by written notice to the other. 2) by Facsimile which shall be deemed received on the day sent when a confirming notice from the sending facsimile machine has been generated. Or 3) by overnight delivery service or courier, which shall be deemed received on the day of physical delivery.

5. ASSIGNMENT: This Agreement and the rights and duties hereunder, including any Appendices or Amendments hereto shall not be assignable by Dealer, except upon written consent of ABT. This Agreement and the rights and duties hereunder shall be assignable by ABT without restriction ten-(10) days written notice to Dealer.

6. PRESS RELEASES: Unless We agree in writing to the contrary, You are prohibited from issuing any press release(s) or making any public announcement(s) regarding Your business relationship with ABT or ABT's services or programs provided to You. You may however, make references to Your affiliation with autobytel.com inc. in any advertisement published by You for Your own benefit.

7. GOVERNING LAW AND JURISDICTION: This Agreement and the performance hereunder shall be governed and construed in accordance with the laws of the State of California. Any dispute or claim arising between the Parties hereto that is brought by Dealer against ABT shall be brought in a court of competent jurisdiction located in the County of Orange in the State of California, and the Parties hereto agree to jurisdiction in California. Any dispute or claim arising between the Parties hereto that is brought by ABT against Dealer shall be brought in a court of competent jurisdiction located in the county and state wherein the principal place of business is located and the Parties hereto agree to jurisdiction in that state and county.

8. ATTORNEY FEES AND COSTS: In the event any action shall be instituted to resolve a dispute between the Parties regarding this Agreement or to enforce the terms of this Agreement, the prevailing Party in such action shall be entitled to reasonable attorneys fees and costs incurred as a result. As used in this section, the word "action" includes but is not limited to any act requiring legal counsel involvement up to and including a formal litigation filed in a court of competent jurisdiction.

9. CONFIDENTIALITY: Each of the Parties hereto, on behalf of themselves and their employees, agree to keep all non-public information gained as a result of the business dealings contemplated in this Agreement confidential. Each Party may however, use such confidential information for their internal use only to further their performance under this Agreement. Each Party hereto understands and agrees that the sale or unauthorized use or disclosure of any trade secrets or other confidential information, including but not limited to private information provided by Purchase Requester constitutes theft and will greatly damage the non-disclosing Party and is prohibited. Dealer shall not impart ABT's services or the concept thereof to any person or entity other than Dealer's key employee(s) without the previous written consent of ABT. ABT reserves the right to transmit pertinent vehicle information to consumers making inquiries concerning the terms of purchase and financing or leasing of motor vehicles. Notwithstanding the foregoing, if either Party is required to produce any such information by order of any government agency, court of competent jurisdiction, or other regulatory body, it may, upon not less than five-(5) days written notice to the other Party, release the required information.

10. TITLE TO SYSTEM, TRADEMARKS: To the extent permitted by law, the services to be provided under this Agreement and any Appendices or Amendments are proprietary to ABT, and title thereto remains in ABT. All proprietary title and rights held by ABT extends to any extension of this Agreement and any Appendices and Amendments, together with all copies thereof. All applicable rights to patents, copyrights, trademarks, and trade secrets in the System and in the name "Autobytel.com" and its logo, now and in the future, belong exclusively to ABT. Any and all trademarks and service marks associated with ABT are and shall forever remain the exclusive property of ABT. Upon the written consent of ABT, Dealer is permitted to use the trademark and service mark for inclusion on business cards, and media advertisements that communicate Your association with ABT. You may request, in writing, a copy of ABT's logo, trademarks, artwork, and other printed material for use in Your advertisements. This authority to use ABT's name, logo, and other artwork is revocable at any time by ABT. ABT reserves the right to review such uses and if determined to be abusive of this privilege, revoke Your permission to use the trademark in the future.

11. CONTROLLING AGREEMENT: This Agreement and all Appendices and Amendments hereto supersedes any and all agreements, oral or written, between the Parties, and contains all of the representations, covenants, and agreements between the Parties with respect to services described in this Agreement. Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not contained in this Agreement and/or any Appendices and/or Amendments hereto. No other Agreement(s), statement(s), or promise(s) not contained in this Agreement or Appendices or Amendments hereto will be valid or binding.

12. MODIFICATIONS TO AGREEMENT: Except where otherwise set forth in this Agreement, all modifications or amendments to this Agreement shall be in writing, properly noticed in accordance with the notice provisions of this Agreement. Any amendment, change or modification of this Agreement will be effective only when in writing and signed by the Party to be charged. Such signature shall not be unreasonably withheld by the Party to be charged and shall be returned to the maker not more than ten (10) calendar days after receipt. Except where otherwise reserved in this Agreement, the Parties agree that any unilateral changes, amendments or modifications made by one Party are invalid against the other Party unless ratified in writing by the Party to be charged.

13. APPENDICES & AMENDMENTS: All Appendices and subsequent Amendments hereto are incorporated into this Agreement by this reference as through fully set forth herein.

14. SEVERABILITY: If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such determination shall in no way alter or impair the validity, legality, and enforceability of the remaining provisions of this Agreement and any Appendices and/or Amendments

15. REQUISITE AUTHORITY: The undersigned hereby represents that he or she is authorized on behalf of their respective corporations to enter into this Agreement, and that each corporation is in good standing under the laws of the state of their incorporation.


This Agreement is executed this ________day of __________________________, 1999.


Dealer: [LEGAL NAME]            autobytel.com inc

By: ___________________________________     By: ________________________________
Name:  [AA 1ST NAME] [AA LAST NAME]         Name:  Ann Delligatta
Title: [AA TITLE]                           Title: Chief Operating Officer

                                  APPENDIX "A"

                             MARKET AREA ASSIGNMENT

                               (NEW VEHICLES ONLY)


Subject to the terms and conditions set forth in the foregoing ABT Subscription Agreement between autobytel.com inc. and [LEGAL NAME], the following Postal Codes are assigned to Dealer and shall comprise Dealer's new vehicle Market
Area:





















Acknowledged:  [LEGAL NAME]

Dealer Principal:_____________________________________ Date:____________________
                 [AA 1ST NAME] [AA LAST NAME]
                 [AA TITLE]

                                  APPENDIX "C"

                AFTERMARKET ACCESSORY OPTION ACCEPTANCE AGREEMENT

Subject to the terms and conditions set forth in Section II (23) of the ABT Gold Term Subscription Agreement between autobytel.com inc. and [Legal Name], agrees as follows:

(a) ABT shall provide a marketing venue whereby dealer may offer for sale available optional equipment, service warranties, or other accessories applicable to the vehicle described in a particular Purchase Request;

(b) Dealer shall be responsible for listing, updating and refreshing the data listing the available accessories;

(c) Dealer shall compensate ABT [ ] containing a request for Aftermarket Accessories, regardless of the manufacturer or supplier of the accessory. Said amount is due to ABT upon tender of the valid Purchase Request, regardless of whether an actual sale of said vehicle or accessory(s) resulted from such request. ABT shall credit dealer for invalid Purchase Requests which are defined as Purchase Requests containing bogus names, phone number or e-mail address creating a physical inability to contact the Purchase Requester. Credits shall also be granted for duplicate Purchase Request from the same person for the same vehicle type. All credits shall be applied as a offset for any amounts due and payable under the Aftermarket program for the month immediately following the month in which the request for credit is received.


Acknowledged and accepted:   [LEGAL NAME]

Dealer Principal:_____________________________________ Date:____________________
                 [AA 1ST NAME] [AA LAST NAME]
                 [AA TITLE]

                                  APPENDIX "B"

                   CERTIFIED PRE-OWNED CYBERSTORE(R) ELECTION

The undersigned Dealer elects to participate in the Certified Pre-Owned CyberStore(R) services program and agrees to the following terms and conditions, in addition to those set forth in the Gold Term Subscription Agreement:

1. CUSTOMER SERVICE GUIDELINES

        Dealer agrees to abide by Certified Pre-Owned CyberStore(R) Customer Service Guidelines ("Guidelines"). ABT in their sole discretion may, from time to time, amend the Guidelines, or impose additional Guidelines on thirty-(30) days' notice to Dealer. Dealer acknowledges that following the Guidelines are crucial to the value of ABT's services and agrees to follow them and any amendments or additions to it even though they may require extra work or expense. The Guidelines include the following:

        (i) Limited Warranty: Dealer will warranty all vehicles sold through the Certified Pre-Owned CyberStore(R). The warranty coverage will not be less favorable to the purchaser than the law of the where Dealer is located, and as a minimum will be: "Three (3) months or 3,000 miles, whichever comes first." The warranty will cover all matters governed by applicable law and by the form of the attached warranty. Dealer will indemnify ABT for any third-party claims arising under any warranty.

        (ii) Vehicle Pricing: Dealer will provide prices ("Posted Prices") and vehicle information for display on the ABT Website of all vehicles posted to the Certified Pre-Owned CyberStore(R). Dealer agrees to price vehicles competitively within the market region in which they are located. Dealer, and not ABT, shall be solely responsible for the quality and accuracy of such information. ABT reserves the right to monitor the quality of the photos and information submitted. Dealer shall promptly correct any information or photo(s) deemed by ABT to be inaccurate or below necessary quality levels set forth in This Agreement. If Dealer fails to correct such photo image(s) or information within 72 hours of ABT's written notification thereof, ABT may remove the photo image(s) and/or information from its Website.

        (iii) Vehicle Return Policy: Except where expressly prohibited by law, Dealer will offer, in writing, a return option allowing a purchaser to return a vehicle to Dealer within 72 hours or 300 miles, whichever comes first. Provided there has been no damage to the vehicle, Dealer will refund 100% of the amount paid by the purchaser to the Dealer for the vehicle. Dealer will provide each purchaser the name and phone number of the Dealer employee to contact to exercise the repurchase option. Dealer will facilitate the purchaser's exercise of the option in good faith, and will use its best efforts to maximize the purchaser's satisfaction with the repurchase experience. Dealer agrees to refund all amounts due to the purchaser within five (5) business days.

        (iv) Out of Area Repairs: Dealer will participate in the emergency repair system established by ABT. During the warranty period, the emergency repair system allows a purchaser of a Certified Pre-Owned CyberStore(R) vehicle who is more than 100 miles from their residence and encounters a situation where the vehicle is not operational (i.e. cannot be driven), to contact the nearest Certified Pre-Owned CyberStore(R) Dealer (the "Repairing Dealer") and have the Repairing Dealer perform any warranted service or repair. The Repairing Dealer will contact the dealership where the purchaser acquired its vehicle (the "Selling Dealer") and obtain an irrevocable Repair Order (an "RO") from the Selling Dealer authorizing the repair of the vehicle. For other covered items other than those that disabled the vehicle, the owner should return to the Selling Dealer. In the interest of customer satisfaction and improved inter-dealer relations, the resulting RO will be calculated on an internal basis of "cost plus 25%" for parts and labor in all states, except for those states with higher mandates, in which states the applicable law will govern. In the event of a "major" repair (i.e. engine or transmission), the Selling Dealer will have the option of providing alternate transportation to the customer, retrieving the affected unit, and repairing the vehicle at the Selling Dealer's service location.

2. DIGITAL IMAGES

        Dealer may publish an unlimited number of vehicles (images) on the Certified Pre-Owned CyberStore(R). For each vehicle, Dealer shall publish one digital image together with relevant information in accordance with the Agreement. Dealer in accordance with the Specifications shall produce such images and guidelines set forth in This Agreement below.

3. DIGITAL CAMERAS

        ABT shall provide the dealer for their use, a Digital Camera. In the event Dealer shall cancel this subscription before the sixth (6th) month anniversary and only in such event, Dealer shall promptly pay ABT the sum of [ ] in exchange for such camera. ABT will not accept a return of the camera in lieu of such payment unless the camera is returned unused, with its original packaging intact.

4.      SPECIFICATIONS AND GUIDELINES

        All vehicle images shall (i) contain the vehicle as the sole subject matter of the image, and shall not contain any people, images of people, graphics, photos, artwork, overlays, signs, numbers, banners, balloons or any form of visual advertisement, or any other image that would have the effect of distracting from the vehicle; (ii) be side or angular photographs; and (iii) be true and correct images of the vehicle, without retouching, modification, manipulation, or enhancement.

Accepted:      [LEGAL NAME] [Legal Name]

Dealer Principal:_____________________________________ Date:____________________
                 [AA 1ST NAME] [AA LAST NAME]
                 [AA TITLE]

  ATTENTION DEALER: THIS IS A SUGGESTED SAMPLE USED VEHICLE BUYERS GUIDE FORM. PLEASE USE FTC APPROVED FORMS THAT INCLUDE ALL STATE-MANDATED DISCLOSURES, ETC.

                               FRONT SIDE OF FORM

--------------------------------------------------------------------------------

                                LIMITED WARRANTY


                            FULL  X  LIMITED WARRANTY.
                       -----     ---

The dealer will pay 100% of the labor and 100% of the parts for the covered systems that fail during the warranty period. See reverse side of this form for the explanation of warranty coverage, exclusions, and the dealer's repair obligations.

SYSTEMS COVERED:                                   Duration:

Engine                Power steering               90 days or 3000 miles
Transmission          Power brakes                 whichever occurs first.
Transaxle             Air Conditioning
Drive line            Electrical     Rear end

*See below for systems and parts coverage.

Travel Repair Provision. A vehicle purchased through the Certified Pre-Owned CyberStore(R) that becomes inoperative when traveling over 100 miles from the originating dealer will be eligible for repair at Autobytel.com accredited dealerships. Travel repair service will be available throughout the U.S. and Canada via the Autobytel.com accredited dealer network. On major repairs, the selling dealer has the option of providing the customer with alternate transportation and repairing the unit at the selling dealer's location. A vehicle that is non-operational will be repaired sufficiently to return to the originating dealer where additional repairs can be completed. To take advantage of the Travel Repair Provision, customers may contact the originating dealer who will direct them to the nearest Autobytel.com accredited dealership, or inquire through the Autobytel.com website for instructions and directions:
WWW.AUTOBYTEL.COM. PLEASE NOTE: Appearance and convenience items will not be covered by the Travel Repair Provision, nor will light bulbs, fuses, alignments, adjustments, switches, oil filters, and other maintenance items. Failure to strictly comply with the terms and conditions of this limited warranty will cause this limited warranty to become null & void.

SERVICE CONTRACT. A service contract is available at an extra charge on this vehicle. Ask Your Dealer for details as to coverage, deductible, price, and exclusions.

PRE PURCHASE INSPECTION: Ask the dealer if You may have this vehicle inspected by Your mechanic either on or off the lot.


-------------   ------------   --------------------   -------   ---------------
vehicle make    model          dealer stock number    year      vin number

--------------------------------------------------------------------------------

                                BACK SIDE OF FORM


                            FULL  X  LIMITED WARRANTY.
                       -----     ---

The dealer will pay 100% of the labor and 100% of the parts for the covered systems that fail during the warranty period. The following is the entire representation of coverage; no other systems or parts are suggested or implied. State law may give you additional rights.

Systems Covered: Parts Covered:

Engine: All internally lubricated parts including timing chains, gears and cover, timing belt, pulleys and cover, oil pump and gears, water pump, valve covers, oil pan, manifolds, flywheel, harmonic balancer, engine mounts seals and gaskets, engine block, cylinder heads and turbocharger housing if damaged by the failure of internally lubricated parts.

Transmission/Transfer Case: All internally lubricated parts, torque converter, vacuum modulator, transmission mounts, seals and gaskets. (Manual clutch assembly and component parts are not covered)

Front wheel Drive: All internally lubricated parts, axle shafts, output shafts, and constant velocity joints, front hub bearings, seals and gaskets.

Rear wheel Drive: All internally lubricated parts, propeller shafts, supports and U-joints, drive shafts, axle shafts and bearings, seals and gaskets.

Brakes: Master cylinder, power booster, wheel cylinders, calipers, hydraulic lines and fittings. (ABS component parts are not covered.)

Steering: Steering gear housing and all internal parts, power steering pump, valve body and rack.

Electrical: Alternator, generator, and starter.

Air Conditioner: Compressor, evaporator core, condenser.

ALL SYSTEMS AND PARTS LISTED ABOVE ARE COVERED 90 DAYS
FROM PURCHASE OR 3000 MILES, WHICHEVER OCCURS FIRST.

NOTE: This Agreement is exclusively between the selling dealer and the customer. By accepting this Limited Warranty, Customer agrees to release autobytel.com inc. from all obligations with respect to the acquisition, service, or repair of the covered vehicle. Customer's failure to strictly adhere to the terms and conditions of this Limited Warranty shall result in loss of coverage.

----------------------------------------     -----------------------------------
Autobytel.com Accredited Dealer / Date       Customer Signature / Date

--------------------------------------------------------------------------------

         135 POINT CERTIFIED PRE-OWNED CYBERSTORE(R) VEHICLE CHECKLIST


==================================================================================================================
ADDRESS/LOCATION:





==================================================================================================================
YR:            MAKE:             MODEL:                  BODY TYPE:                ENGINE: 4 6 8 CYL     TRANS:
------------------------------------------------------------------------------------------------------------------
VIN:                                        COLOR:       LICENSE PLATE NO:                    MILEAGE:
==================================================================================================================
                                  CIRCLE OPTIONS:                                    WHEELS:

RADIO:          AM/FM  CASSETTE          EQUALIZER          CD                       ALLOY   CUSTOM:______________
------------------------------------------------------------------------------------------------------------------
INTERIOR:    VINYL    CLOTH    LEATHER         AIR BAGS  1 OR 2         SUN ROOF        AIR CONDITION:  YES    NO

------------------------------------------------------------------------------------------------------------------
POWER:      WINDOWS      LOCKS      SEATS      STEERING      BRAKES/ABS      TILT      CRUISE      REAR DEFROSTER

------------------------------------------------------------------------------------------------------------------
MAINTENANCE ITEMS:                      MECHANICAL AREA:     OK    OR DESCRIBE DAMAGE            CIRCLE   DOLLAR
                                                                                                 ONE
==================================================================================================================
ENGINE OIL                 LOW DIRTY    STARTING                                                 Repair   $
                           BURNED LEAKS                                                          Replace
------------------------------------------------------------------------------------------------------------------
TRANS FLUID                LOW DIRTY    ENGINE                                                   Repair   $
                           BURNED LEAKS                                                          Replace
------------------------------------------------------------------------------------------------------------------
BRAKE FLUID                LOW DIRTY    TRANSMISSION                                             Repair   $
                           BURNED LEAKS                                                          Replace
------------------------------------------------------------------------------------------------------------------
COOLANT                    LOW RUSTY    DRIVE LINE                                               Repair   $
                           BURNED LEAKS                                                          Replace
------------------------------------------------------------------------------------------------------------------
PWR STEERING               LOW DIRTY    STEERING                                                 Repair   $
                           BURNED LEAKS                                                          Replace
------------------------------------------------------------------------------------------------------------------
BATTERY                    CORRODED     BRAKES 50% LINING                                        Repair   $
                           LOW CHARGE                                                            Replace
------------------------------------------------------------------------------------------------------------------
BELTS                      SERPENTINE   CLIMATE CONTROL                                          Repair   $
                           WORN                                                                  Replace
------------------------------------------------------------------------------------------------------------------
HOSES                      WORN         SUSPENSION                                               Repair   $
                                                                                                 Replace
==================================================================================================================
BODY AREA:         OK  OR DESCRIBE      CIRCLE ONE  DOLLAR   ELECTRICAL   OK    OR DESCRIBE      CIRCLE   DOLLAR
                       DAMAGE                                AREA:              DAMAGE           ONE
==================================================================================================================
WINDSHIELD                              Repair      $        TAIL                                Repair   $
                                        Replace              LIGHTS                              Replace
------------------------------------------------------------------------------------------------------------------
HOOD / COWL                             Repair      $        PARKING                             Repair   $
                                        Replace              LIGHTS                              Replace
------------------------------------------------------------------------------------------------------------------
GRILL                                   Repair      $        TURN                                Repair   $
                                        Replace              SIGNALS                             Replace
------------------------------------------------------------------------------------------------------------------
FRONT BUMPER                            Repair      $        INTERIOR                            Repair   $
                                        Replace              LIGHTS                              Replace
------------------------------------------------------------------------------------------------------------------
REAR BUMPER                             Repair      $        HORN                                Repair   $
                                        Replace                                                  Replace
------------------------------------------------------------------------------------------------------------------
HEADLIGHT ASSY'S                        Repair      $        POWER                               Repair   $
                                        Replace              WINDOWS                             Replace
------------------------------------------------------------------------------------------------------------------
RIGHT FENDER                            Repair      $        POWER                               Repair   $
                                        Replace              LOCKS                               Replace
------------------------------------------------------------------------------------------------------------------
RIGHT SIDE GLASS                        Repair      $        POWER                               Repair   $
                                        Replace              SEATS                               Replace
------------------------------------------------------------------------------------------------------------------
RIGHT DOORS                             Repair      $        MEMORY                              Repair   $
                                        Replace              SEAT                                Replace
------------------------------------------------------------------------------------------------------------------
RIGHT QUARTER                           Repair      $        POWER                               Repair   $
                                        Replace              MIRROR                              Replace
------------------------------------------------------------------------------------------------------------------
REAR GLASS                              Repair      $        MEMORY                              Repair   $
                                        Replace              MIRROR                              Replace
------------------------------------------------------------------------------------------------------------------
DECK LID                                Repair      $        RADIO                               Repair   $
                                        Replace              AM/FM                               Replace
------------------------------------------------------------------------------------------------------------------
LEFT QUARTER                            Repair      $        TAPE                                Repair   $
                                        Replace              PLAYER                              Replace
------------------------------------------------------------------------------------------------------------------
LEFT DOORS                              Repair      $        CD                                  Repair   $
                                        Replace              PLAYER                              Replace
------------------------------------------------------------------------------------------------------------------
LEFT SIDE GLASS                         Repair      $        CLOCK                               Repair   $
                                        Replace                                                  Replace
------------------------------------------------------------------------------------------------------------------
LEFT FENDER                             Repair      $        KEYLESS                             Repair   $
                                        Replace              ENTRY                               Replace
------------------------------------------------------------------------------------------------------------------
ROOF                                    Repair      $        ANTI-THEFT                          Repair   $
                                        Replace                                                  Replace
------------------------------------------------------------------------------------------------------------------
WHEELS / COVERS                         Repair      $        WINDSHIELD                          Repair   $
                                        Replace                                                  Replace
------------------------------------------------------------------------------------------------------------------
TIRES 5/32" TREAD                       Repair      $        WINDSHIELD                          Repair   $
                                        Replace              WIPER                               Replace
------------------------------------------------------------------------------------------------------------------
SPARE TIRE W/JACK                       Repair      $        HOOD                                Repair   $
                                        Replace              RELEASE                             Replace

------------------------------------------------------------------------------------------------------------------
FRONT/REAR SEATS                        Repair      $        TRUNK                               Repair   $
                                        Replace              RELEASE                             Replace
------------------------------------------------------------------------------------------------------------------
INTERIOR/DASH                           Repair      $        GAS                                 Repair   $
                                        Replace              DOOR                                Replace
------------------------------------------------------------------------------------------------------------------
EXTERIOR PAINT                          Repair      $        SPEEDOMETER                         Repair   $
                                        Replace                                                  Replace
------------------------------------------------------------------------------------------------------------------
OTHER:                                  Repair      $        ODOMETER                            Repair   $
                                        Replace                                                  Replace
==================================================================================================================
                                         CIRCLE CHOICE:                                          TOTAL:   $

THIS VEHICLE ------   WAS/WAS NOT TEST DRIVEN       OVERALL CONDITION:    GOOD    FAIR     POOR
==================================================================================================================